Exhibit 24.6

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Kristopher Wiebeck, Christopher J. Stephens and Bradford Hale as the true and lawful attorneys-in-fact of the Laura R. Sherman GRAT 2019-1 Dated September 30, 2019 (the “Trust”) to:

(1) execute for and on behalf of the Trust, in the undersigned’s capacities as trustee of a trust that is a holder of ten percent or more of the stock of BRP Group, Inc. (the “Company”), Forms 3, 4 and 5, including any amendments thereto, in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (the “Exchange Act”);

(2) do and perform any and all acts for and on behalf of the Trust which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto and timely file such form with the United States Securities and Exchange Commission and the applicable stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorneys-in-fact, may be of benefit to, in the best interest of, or legally required by, the Trust, it being understood that the documents executed by any of such attorneys-in-fact on behalf of the Trust pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorneys-in-fact may approve in his discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorneys-in-fact, or the substitute or substitutes of any of such attorneys-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the Trust’s responsibilities to comply with Section 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the Trust is no longer required to file Forms 3, 4 and 5 with respect to the Trust’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of October, 2019.

Signature:	/s/ Laura R. Sherman
Name:	Laura R. Sherman in her capacity as trustee of Laura R. Sherman GRAT 2019-1 Dated September 30, 2019